AFL-CIO Housing Investment Trust 485BPOS

Exhibit 24

POWER OF ATTORNEY

The undersigned Trustee1 of the AFL-CIO Housing Investment Trust (“Trust”) hereby constitutes and appoints Thalia B. Lankin and Erica Khatchadourian and each of them, either of whom may act without the joinder of the other, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign on his/her behalf, individually and in his/her capacity as a Trustee of the Trust, all post-effective amendments to the Registration Statement on Securities and Exchange Commission Form N-lA or otherwise, executed after the date of this Power of Attorney, which amendments may make such changes and additions to the Registration Statement as the attorney(s)-in-fact may deem necessary or appropriate, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Trustee Name:	Harry W. Thompson
(Please Print or Type)

Date:	4/4/19

1 While the undersigned is currently a candidate/nominee, this Power of Attorney will apply should you be elected to serve as a Trustee of the Trust.